                        SECURITIES AND EXCHANGE COMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 6, 2001

                           LIFE FINANCIAL CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


         DELAWARE                      0-22193                  33-0743196
(STATE OR OTHER JURISDICTION     (COMMISSION FILE NO.)        (IRS EMPLOYER
    OF INCORPORATION)                                        IDENTIFICATION NO.)

               10540 MAGNOLIA AVENUE, SUITE B, RIVERSIDE, CA 92505
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)       (ZIP CODE)

                                 (909) 637-4000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                 Not Applicable
          (Former Name or Former Address, If Changed Since Last Report)

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ITEM 5.  OTHER EVENTS

         On March 2, 2001, Life Financial Corporation's principal subsidiary, Life Bank (the "Bank"), submitted to the Office of Thrift Supervision (the "OTS") a written response to a notice from the OTS dated February 16, 2001. In the notice, the OTS declined to accept the Bank's Capital Restoration Plan which the Bank filed on November 30, 2000 and stated its intention to issue the Bank a Prompt Corrective Action Directive (the "Directive"). The Directive would require the Bank to raise additional capital or agree to enter into a business combination by June 30, 2001 and to comply with certain otherwise statutorily mandated operating restrictions. In addition, the Directive would require the Bank to dispose of its Participation Contract which, represents residual interests in certain asset securitizations by March 31, 2001. In its response, the Bank requested that the OTS modify the proposed Directive to extend until September 30, 2001 the time within which to raise capital or agree to enter into a business combination, and to permit retention of the Participation Contract.





ITEM 7.  EXHIBITS

         None




                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       LIFE FINANCIAL CORPORATION


                                       By:  /s/ Steven R. Gardner
                                           -------------------------------------
                                           Steven R. Gardner
                                           President and Chief Executive Officer
                                           March 6, 2001


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